Exhibit 99.1

News Release
Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
Air Products Reports Fiscal Q3 EPS from Continuing Operations of $1.32, Up 18%*
Access the earnings teleconference today at 10:00 a.m. EDT by calling (719) 325-4783 and entering passcode 1115514, or listen on the Web at: www.airproducts.com/Invest/financialnews/Earnings_Releases/Teleconference.htm.
LEHIGH VALLEY, Pa. (July 23, 2008) – Air Products (NYSE:APD) today reported net income of $70 million, or diluted earnings per share (EPS) of $0.32, for its fiscal third quarter ended June 30, 2008. These results include an impairment charge for its U.S. Healthcare business of $237 million after-tax, or $1.09 per share, and income from discontinued operations of $19 million after-tax, or $0.09 per share, principally from the company’s sale of its remaining polymer emulsions assets. Excluding these items, income from continuing operations of $288 million increased 16 percent and diluted EPS of $1.32 increased 18 percent over the prior year.
Third quarter revenues of $2,808 million were up 16 percent from the prior year on higher volumes in the Merchant Gases and Electronics and Performance Materials segments, higher pricing in Merchant Gases, favorable currency, and higher natural gas cost pass through. Excluding the U.S. Healthcare impairment charge, operating income of $382 million increased nine percent versus the prior year. In addition, higher equity affiliate income contributed to the quarter’s results, with continued growth and operating performance in a number of countries.
John McGlade, chairman, president and chief executive officer, said, “Our businesses again delivered strong growth in a challenging economic environment. Our consistent operating performance reflects the actions we have taken to transform Air Products into a higher growth and less cyclical company under any economic scenario. We also announced two major orders in Tonnage Gases, completed the sale of our remaining Polymer Emulsions assets, and as we announced yesterday, are moving forward with the decision to sell our U.S. Healthcare business.”
Third Quarter Segment Performance
•	Merchant Gases sales of $973 million were up 19 percent. Operating income of $177 million increased 20 percent over the prior year on improved volumes across all regions, continued strong pricing in North America, and favorable currency impacts.

•	Tonnage Gases sales of $976 million were up 26 percent on higher natural gas price pass through. Operating income of $126 million increased four percent over the prior year due to improved plant efficiencies.

•	Electronics and Performance Materials sales of $580 million were up nine percent, and operating income of $70 million increased 13 percent over the prior year on higher volumes. Electronics sales were driven by higher specialty materials and tonnage volumes, while Performance Materials volume gains were driven by growth in Asia and higher prices.

•	Equipment and Energy sales of $107 million declined 20 percent, and operating income of $4 million decreased significantly from the prior year, reflecting the expected lower liquefied natural gas heat exchanger activity.

•	Healthcare sales of $172 million were up nine percent, and excluding the impairment charge, operating income of $13 million increased over the prior year, driven by favorable currency and continued volume growth and good cost performance in Europe.
Outlook
McGlade said, “We expect to continue to benefit from our very strong new business signings and the geographic diversity of our markets and portfolio of businesses. We are not, however, relying on growth and pricing alone. We will continue to focus relentlessly on driving productivity and reducing costs.”
The company currently anticipates fiscal fourth quarter EPS from continuing operations in the range of $1.37 to $1.42 per share, or 19 to 23 percent year-on-year earnings growth.
Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment. Air Products has annual revenues of $10 billion, operations in over 40 countries, and 22,000 employees around the globe. For more information, visit www.airproducts.com.
NOTE: This document contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this document regarding important risk factors. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation, overall economic and business conditions different than those currently anticipated; future financial and operating performance of major customers and industries served by the Company; the impact of competitive products and pricing; interruption in ordinary sources of supply of raw materials; the ability to recover unanticipated increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory activities; consequences of acts of war or terrorism impacting the United States’ and other markets; the effects of a pandemic or a natural disaster; the ability to attract, hire and retain qualified personnel in all regions of the world where the company operates; charges related to portfolio management, goodwill recoverability, business restructuring and cost reduction actions; the success of implementing cost reduction programs; the timing, impact, and other uncertainties of future acquisitions or divestitures; unanticipated contract terminations or customer cancellation or postponement of projects or sales; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the continued availability of capital funding sources in all of the company’s foreign operations; the impact of new or changed environmental, healthcare, tax or other legislation and regulations in jurisdictions in which the Company and its affiliates operate; the impact of new or changed financial accounting standards; and the timing and rate at which tax credits can be utilized. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

*The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which the Company’s management uses internally to evaluate the Company’s baseline performance. Presented below is a reconciliation of reported GAAP results to non-GAAP measures.

		Continuing
		Operations

	Q3		Q3	Q4
	Operating	Q3	Diluted	Diluted
	Income	Income	EPS	EPS

2008 GAAP	$67.6	$50.8	$.23
2007 GAAP	352.4	275.5	1.24

% Change GAAP	(81%)	(82%)	(81%)

2008 GAAP	$67.6	$50.8	$.23
U.S. Healthcare impairment	314.8	237.0	1.09

2008 Non-GAAP Measure	$382.4	$287.8	$1.32

2007 GAAP	$352.4	$275.5	$1.24	$1.30
Gain on contract settlement	—	—	—	(.11)
Global cost reduction plan	—	—	—	.04
Pension settlement	—	—	—	.03
Donation/sale of cost investment	—	—	—	(.09)
Tax audit settlements/adjustments	—	(27.5)	(.12)	(.05)
U.S. Healthcare results (a)	—	—	—	.03

2007 Non-GAAP Measure	$352.4	$248.0	$1.12	$1.15

% Change Non-GAAP Measure	9%	16%	18%

2008 Forecast				$1.37-$1.42
2007 GAAP				$1.30

% Change GAAP				5%-9%

2008 Forecast				$1.37-$1.42
2007 Non-GAAP				$1.15

% Change Non-GAAP				19%-23%

HEALTHCARE

2008 GAAP	$(301.7)
U.S. Healthcare impairment	314.8

2008 Non-GAAP Measure	$13.1

(a)	The U.S. Healthcare business will be reported as a discontinued operation beginning in the fourth quarter of 2008

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)
(Millions of dollars, except for share data)

	Three Months Ended		Nine Months Ended
	30 June		30 June
	2008	2007	2008	2007

SALES	$2,808.0	$2,416.2	$7,886.9	$6,982.0
COSTS AND EXPENSES
Cost of sales	2,073.0	1,749.5	5,765.3	5,075.1
Selling and administrative	320.7	295.0	929.3	854.0
Research and development	33.1	33.0	97.7	97.4
U.S. Healthcare impairment	314.8	—	314.8	—
Pension settlement	1.0	—	28.7	—
Other (income) expense, net	(2.2)	(13.7)	(26.7)	(22.9)

OPERATING INCOME	67.6	352.4	777.8	978.4
Equity affiliates’ income	46.5	29.5	114.2	84.3
Interest expense	39.6	44.2	119.7	120.6

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND MINORITY INTEREST	74.5	337.7	772.3	942.1
Income tax provision	16.1	57.1	193.2	214.2
Minority interest in earnings of subsidiary companies	7.6	5.1	18.2	14.6

INCOME FROM CONTINUING OPERATIONS	50.8	275.5	560.9	713.3
INCOME FROM DISCONTINUED OPERATIONS, net of tax	19.3	9.4	87.2	29.5

NET INCOME	$70.1	$284.9	$648.1	$742.8

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$.24	$1.28	$2.64	$3.29
Income from discontinued operations	.09	.04	.41	.14

Net Income	$.33	$1.32	$3.05	$3.43

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$.23	$1.24	$2.55	$3.20
Income from discontinued operations	.09	.04	.40	.13

Net Income	$.32	$1.28	$2.95	$3.33

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING (in millions)	211.2	216.1	212.8	216.4

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING ASSUMING DILUTION (in millions)	218.2	223.1	219.9	223.3

DIVIDENDS DECLARED PER COMMON SHARE – Cash	$.44	$.38	$1.26	$1.10

Other Data from Continuing Operations:
Capital Expenditures	$276.3	$748.3	$808.2	$1,259.3
Depreciation and Amortization	226.6	195.2	668.7	582.1

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions of dollars)

	30 June	30 September
	2008	2007

ASSETS

CURRENT ASSETS
Cash and cash items	$126.2	$40.5
Trade receivables, less allowances for doubtful accounts	1,826.7	1,578.5
Inventories and contracts in progress	715.3	746.2
Prepaid expenses	117.0	108.2
Other receivables and current assets	333.4	240.1
Current assets of discontinued operations	3.0	144.9

TOTAL CURRENT ASSETS	3,121.6	2,858.4

INVESTMENT IN NET ASSETS OF AND ADVANCES TO EQUITY AFFILIATES	865.0	778.1
PLANT AND EQUIPMENT, at cost	15,515.5	14,600.3
Less accumulated depreciation	8,656.2	7,996.6

PLANT AND EQUIPMENT, net	6,859.3	6,603.7

GOODWILL	994.7	1,199.9
INTANGIBLE ASSETS, net	300.2	276.2
OTHER NONCURRENT ASSETS	935.1	638.6
NONCURRENT ASSETS OF DISCONTINUED OPERATIONS	—	304.6

TOTAL ASSETS	$13,075.9	$12,659.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Payables and accrued liabilities	$1,633.1	$1,550.9
Accrued income taxes	112.3	108.6
Short-term borrowings and current portion of long-term debt	382.8	694.4
Current liabilities of discontinued operations	.3	68.8

TOTAL CURRENT LIABILITIES	2,128.5	2,422.7

LONG-TERM DEBT	3,647.2	2,976.5
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES	993.0	872.0
DEFERRED INCOME TAXES	623.0	705.6
NONCURRENT LIABILITIES OF DISCONTINUED OPERATIONS	—	9.8

TOTAL LIABILITIES	7,391.7	6,986.6

Minority interest in subsidiary companies	115.5	92.9
Minority interest of discontinued operations	—	84.4

TOTAL MINORITY INTEREST	115.5	177.3

TOTAL SHAREHOLDERS’ EQUITY	5,568.7	5,495.6

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,075.9	$12,659.5

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions of dollars)

	Nine Months Ended
	30 June
	2008	2007

OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$648.1	$742.8
Income from discontinued operations, net of tax	(87.2)	(29.5)

Income from continuing operations	560.9	713.3
Adjustments to reconcile income to cash provided by operating activities:
U.S. Healthcare impairment	314.8	—
Depreciation and amortization	668.7	582.1
Deferred income taxes	(69.6)	(6.5)
Undistributed earnings of unconsolidated affiliates	(59.6)	(48.1)
Gain on sale of assets and investments	(.2)	(5.6)
Share-based compensation	47.1	49.2
Noncurrent capital lease receivables	(160.5)	(46.4)
Pension and other postretirement costs	110.8	103.2
Other	29.8	(5.1)
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(200.6)	(102.5)
Inventories	(39.4)	(16.2)
Contracts in progress	84.8	(29.3)
Prepaid expenses	(7.8)	(83.2)
Payables and accrued liabilities	(74.5)	(264.5)
Other	(98.0)	(30.5)

CASH PROVIDED BY OPERATING ACTIVITIES (a)	1,106.7	809.9

INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to plant and equipment (b)	(802.5)	(730.5)
Acquisitions, less cash acquired	(3.1)	(527.1)
Investment in and advances to unconsolidated affiliates	(1.8)	(.4)
Proceeds from sale of assets and investments	18.8	45.2
Proceeds from insurance settlements	—	14.9
Change in restricted cash	(135.6)	—
Other	—	(4.7)

CASH USED FOR INVESTING ACTIVITIES	(924.2)	(1,202.6)

FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Long-term debt proceeds	480.7	503.3
Payments on long-term debt	(97.8)	(67.0)
Net (decrease) increase in commercial paper and short-term borrowings	(236.0)	389.4
Dividends paid to shareholders	(256.1)	(229.9)
Purchase of Treasury Stock	(560.2)	(380.9)
Proceeds from stock option exercises	80.9	145.4
Excess tax benefit from share-based compensation/other	50.3	34.7

CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(538.2)	395.0

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Unaudited)
(Millions of dollars)

	Nine Months Ended
	30 June
	2008	2007

DISCONTINUED OPERATIONS
Cash provided by (used for) operating activities	22.8	(1.1)
Cash provided by (used for) investing activities	413.5	(13.0)
Cash provided by financing activities	—	8.4

CASH PROVIDED BY (USED FOR) DISCONTINUED OPERATIONS	436.3	(5.7)

Effect of Exchange Rate Changes on Cash	5.1	2.3

Increase (decrease) in Cash and Cash Items	85.7	(1.1)
Cash and Cash Items — Beginning of Year	40.5	31.0

Cash and Cash Items — End of Period	$126.2	$29.9

(a) Pension plan contributions were	$123.0	$273.3
(b) Excludes capital lease additions of	.8	1.3

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Millions of dollars)
1. U.S. HEALTHCARE IMPAIRMENT
For the third quarter 2008, the Company performed an impairment analysis and recorded a charge of $314.8 ($237.0 after-tax, or $1.09 per share) related to its U.S. Healthcare business. The charge relates to the impairment of goodwill for $294.3, intangible assets for $11.7, plant and equipment for $7.8, and other assets for $1.0. The impairment reduces the carrying amount of the U.S. Healthcare reporting unit goodwill and intangible assets to zero. The impairment charge will not result in cash disbursement.
In 2007, the Company implemented several changes to improve performance, including management changes, product and service offering simplification, and other measures. However, market and competitive conditions have been more challenging than anticipated and financial results have not met expectations. In response to the disappointing financial results, during the third quarter management conducted an evaluation of the strategic alternatives for the business.
In accordance with FASB Statement No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142), and FASB Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144), the Company determined an interim test for impairment was required for its U.S. Healthcare reporting unit during the third quarter of 2008, based on the combination of events described above. The Company reforecast its cashflows and utilized the expected present value of the future cash flows to calculate fair value of the U.S. Healthcare reporting unit in completing its SFAS No. 142 and 144 impairment tests.
In July 2008, the Board of Directors authorized management to pursue the sale of the U.S. Healthcare business, which will be reported as a discontinued operation beginning in the fourth quarter of 2008. Additional charges may be recorded in future periods dependent upon the timing and method of ultimate disposition.
Below are the consolidated results of the Company as if the U.S. Healthcare business was reported as a discontinued operation in the third quarter of 2008.

	Three Months Ended		Nine Months Ended
	30 June		30 June
	2008	2007	2008	2007

Sales
As Reported	$2,808.0	$2,416.2	$7,886.9	$6,982.0
U.S. Healthcare	58.3	67.3	187.1	205.1

Pro Forma	$2,749.7	$2,348.9	$7,699.8	$6,776.9

	Three Months Ended		Nine Months Ended
	30 June		30 June
	2008	2007	2008	2007

Income from continuing operations
As Reported	$50.8	$275.5	$560.9	$713.3
U.S. Healthcare	(244.2)	(4.9)	(256.2)	(10.7)

Pro Forma	$295.0	$280.4	$817.1	$724.0

Basic EPS
Income from continuing operations
As Reported	$.24	$1.28	$2.64	$3.29
U.S. Healthcare	(1.16)	(.02)	(1.20)	(.05)

Pro Forma	$1.40	$1.30	$3.84	$3.34

Diluted EPS
Income from continuing operations
As Reported	$.23	$1.24	$2.55	$3.20
U.S. Healthcare	(1.12)	(.02)	(1.16)	(.05)

Pro Forma	$1.35	$1.26	$3.71	$3.25

2. DISCONTINUED OPERATIONS
The Polymer Emulsions business and the High Purity Process Chemicals (HPPC) business have been accounted for as discontinued operations. The results of operations and cash flows of these businesses have been removed from the results of continuing operations for all periods presented. The balance sheet items of discontinued operations have been reclassified and are segregated in the consolidated balance sheets.
Polymer Emulsions Business
On 30 June 2008, the Company sold its Elkton, Md., and Piedmont, S.C. production facilities and the related North American atmospheric emulsions and global pressure sensitive adhesives businesses to Ashland Inc. for $92.0. The Company recorded a gain of $30.5 ($18.5 after-tax) in connection with the sale, which included the recording of a retained environmental obligation associated with the Piedmont site. The expense to record the environmental obligation was $24.0 ($14.5 after-tax). The Piedmont site is under active remediation for contamination caused by an insolvent prior owner. Before the sale, which triggered expense recognition, remediation costs had been capitalized since they improved the property as compared to its condition when originally acquired. The sale of the Elkton and Piedmont facilities completed the disposal of the Company’s Polymer Emulsions business.
On 31 January 2008, the Company closed on the sale of its interest in its vinyl acetate ethylene (VAE) polymers joint ventures to Wacker Chemie AG, its long-time joint venture partner. As part of that agreement, the Company received Wacker Chemie AG’s interest in the Elkton, Md., and Piedmont, S.C., production facilities and their related businesses plus cash proceeds of $258.2. The Company recognized a gain of $89.5 ($57.7 after-tax) in the second quarter of 2008 for this sale which consisted of the global VAE polymers operations including production facilities located in Calvert City, Ky.; South Brunswick, N.J.; Cologne, Germany; and Ulsan, Korea; and commercial and research capabilities in Allentown, Pa., and Burghausen, Germany. The business produces VAE for use in adhesives, paints and coatings, paper, and carpet applications.

The operating results of the Polymer Emulsions business have been classified as discontinued operations and are summarized below:

	Three Months Ended		Nine Months Ended
	30 June		30 June
	2008	2007	2008	2007

Sales	$31.4	$157.6	$261.4	$452.6

Income before taxes	$1.9	$14.4	$17.5	$44.4
Income tax provision	.8	5.4	6.3	16.7

Income from operations of discontinued operations	$1.1	$9.0	$11.2	$27.7
Gain on sale of business, net of tax	18.5	—	76.2	—

Income from discontinued operations, net of tax	$19.6	$9.0	$87.4	$27.7

HPPC Business
In September 2007, the Company’s Board of Directors approved the sale of its HPPC business, which had previously been reported as part of the Electronics and Performance Materials operating segment. The Company’s HPPC business consisted of the development, manufacture, and supply of high-purity process chemicals used in the fabrication of integrated circuits in the United States and Europe. The Company wrote down the assets of the HPPC business to net realizable value as of 30 September 2007, resulting in a loss of $15.3 ($9.3 after-tax) in the fourth quarter of 2007.
In October 2007, the Company executed an agreement of sale with KMG Chemicals, Inc. The sale closed on 31 December 2007 for cash proceeds of $69.3 and included manufacturing facilities in the United States and Europe. Subsequent to the sale, certain receivables and inventories are being sold to KMG Chemicals, Inc. In the first quarter of 2008, this business generated sales of $22.9 and income, net of tax, of $.2. Also, the Company recorded an additional loss of $.5 ($.3 after-tax) on the sale of the business. In 2007, the HPPC business generated sales of $21.2 and $66.2 and income, net of tax, of $.4 and $1.8 in the three and nine months ended 30 June 2007, respectively.
3. NEW ACCOUNTING STANDARD
The Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109,” (FIN No. 48) on 1 October 2007. Upon adoption, the Company recognized a $25.1 increase to its liability for uncertain tax positions. This increase was recorded as an adjustment to beginning retained earnings for $13.3 and goodwill for $11.8.
4. PENSION SETTLEMENT
A number of corporate officers and others who were eligible for supplemental pension plan benefits retired in fiscal year 2007. The Company’s supplemental pension plan provides for a lump sum benefit payment option at the time of retirement, or for corporate officers six months after the participant’s retirement date. The Company recognizes pension settlements when payments exceed the sum of service and interest cost components of net periodic pension cost of the plan for the fiscal year. However, a settlement loss may not be recognized until the time the pension obligation is settled. Based on cash payments made, the Company recognized $10.3 for settlement losses in the fourth quarter of 2007 and an additional $1.0 and $28.7 in the three and nine months ended 30 June 2008, respectively. The Company expects to recognize an additional $1 for settlement losses in the fourth quarter of 2008.

5. INCOME TAXES
In June 2007, the Company settled tax audits through fiscal year 2004 with the Internal Revenue Service. The audit settlement resulted in a tax benefit of $27.5 ($.12 per share).
6. BOC GAZY ACQUISITION
On 30 April 2007, the Company acquired 98.1% of the Polish industrial gas business of BOC Gazy Sp z.o.o. (BOC Gazy) from The Linde Group for 370 million Euros or $506.8. The results of operations for BOC Gazy were included in the Company’s consolidated income statement after the acquisition date. During the fourth quarter of 2007, the Company increased its ownership percentage to 99.9%. The total acquisition cost, less cash acquired, was 380 million Euros or $518.4.
7. SHARE REPURCHASE PROGRAM
On 20 September 2007, the Board of Directors authorized the repurchase of up to $1,000 of the Company’s outstanding common stock. This action was in addition to an existing $1,500 share repurchase authorization which was announced in March 2006. As of 30 September 2007, the Company had purchased 15.0 million of its outstanding shares at a cost of $1,063.4. During the first nine months of fiscal year 2008, the Company purchased 6.0 million of its outstanding shares at a cost of $554.3. The Company has completed the 2006 authorization and will continue to purchase shares under the 2007 authorization at its discretion while maintaining sufficient funds for investing in its businesses and growth opportunities.
8. BUSINESS SEGMENTS
Previously, the Company reported results for the Chemicals segment, which consisted of the Polymer Emulsions business and the Polyurethane Intermediates (PUI) business. Beginning with the first quarter of 2008, the Polymer Emulsions business has been accounted for as discontinued operations as discussed in Note 2. Also beginning with the first quarter of 2008, the PUI business is reported as part of the Tonnage Gases segment and prior period information has been restated to reflect this business reorganization.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)
(Millions of dollars)

	Three Months Ended		Nine Months Ended
	30 June		30 June
	2008	2007	2008	2007

Revenues from external customers
Merchant Gases	$973.4	$817.1	$2,772.0	$2,341.6
Tonnage Gases	975.8	775.7	2,634.1	2,161.0
Electronics and Performance Materials	579.7	530.5	1,656.1	1,546.2
Equipment and Energy	106.9	134.3	311.9	461.7
Healthcare	172.2	158.6	512.8	471.5

Segment and Consolidated Totals	$2,808.0	$2,416.2	$7,886.9	$6,982.0

Operating income
Merchant Gases	$177.2	$147.4	$519.5	$427.8
Tonnage Gases	125.5	120.6	347.7	308.2
Electronics and Performance Materials	70.4	62.1	204.0	168.4
Equipment and Energy	4.0	15.8	23.3	59.0
Healthcare (a)	(301.7)	8.5	(278.7)	24.9

Segment Totals	75.4	354.4	815.8	988.3
Other (b)	(7.8)	(2.0)	(38.0)	(9.9)

Consolidated Totals	$67.6	$352.4	$777.8	$978.4

(Millions of dollars)

	30 June	30 September
	2008	2007

Identifiable assets (c)
Merchant Gases	$4,555.1	$3,984.4
Tonnage Gases	3,494.6	3,328.4
Electronics and Performance Materials	2,466.1	2,435.3
Equipment and Energy	344.8	362.6
Healthcare	642.9	918.9

Segment Totals	11,503.5	11,029.6
Other	704.4	402.3
Discontinued operations	3.0	381.6

Consolidated Totals	$12,210.9	$11,813.5

(a)	Healthcare includes an impairment charge of $314.8 for the three and nine months ended 30 June 2008. See Note 1 to the consolidated financial statements.

(b)	Other includes pension settlement charges of $1.0 and $28.7 for the three and nine months ended 30 June 2008, respectively.

(c)	Identifiable assets are equal to total assets less investments in and advances to equity affiliates.
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